Exhibit 99.1

Medidata Reports Record Full-Year and Fourth Quarter 2016 Results

  Full-year total revenue of $463.4 million, representing 18% year-over-year growth
  Q4 total revenue of $124.5 million, representing 26% year-over-year growth
  Full-year GAAP net income of $29.0 million, or $0.51 per diluted share, up 120% year-over-year
  Adjusted subscription backlog1 of $404 million as of December 31, 2016, up 21% year-over-year
  Provides 2017 total revenue guidance of between $538 and $562 million

NEW YORK--(BUSINESS WIRE)--February 9, 2017--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based solutions for clinical research in life sciences, today announced its financial results for the fourth quarter and full-year 2016 and provided detailed financial guidance for the full-year 2017.

"The fourth quarter was the strongest in our history, capping a year of great execution and giving us great momentum as we enter 2017," said Tarek Sherif, Medidata's chairman and chief executive officer. "Our results show that our relentless commitment to innovation and our flawless execution are driving the commercial success of our platform. Our dedication to helping transform how healthcare solutions are developed and delivered is embedded in Medidata’s DNA, and is rapidly being embraced by the world’s leading life sciences companies—driving better research, more personalized medicines and ultimately improved patient outcomes."

Fourth Quarter 2016 Results

  Total revenue for the fourth quarter of 2016 was $124.5 million, an increase of $25.6 million, or 26%, compared with $98.9 million in the fourth quarter of 2015. Subscription revenue was $106.0 million, an increase of $21.3 million, or 25%, compared with the same period last year.
  Professional services revenue for the fourth quarter of 2016 was $18.5 million, an increase of $4.3 million, or 30%, compared with $14.2 million in the fourth quarter of 2015.
  GAAP operating income for the quarter was $17.5 million, up 81%, compared with $9.7 million in the fourth quarter of 2015. Non-GAAP operating income2 for the fourth quarter of 2016 increased to $31.9 million, up 35%, compared with $23.6 million a year ago.
  GAAP net income for the fourth quarter of 2016 was $10.8 million, or $0.19 per diluted share, up 59%, compared with $6.8 million, or $0.12 per diluted share, in the fourth quarter of 2015. Adjusted non-GAAP net income2 for the fourth quarter of 2016 was $19.2 million, or $0.33 per diluted share, up 24%, compared with $15.5 million, or $0.27 per diluted share, in the fourth quarter of 2015. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations was $40.4 million in the fourth quarter of 2016, an increase of $10.0 million, or 33%, compared with $30.4 million a year ago.

Full-Year 2016 Results

  Total revenue for the full-year 2016 was $463.4 million, an increase of $70.9 million, or 18%, compared with $392.5 million in 2015. Subscription revenue was $394.3 million, an increase of $58.1 million, or 17%, over 2015.
  Professional services revenue for the full-year 2016 was $69.1 million, an increase of $12.8 million, or 23%, compared with $56.3 million in 2015.
  GAAP operating income for the full-year 2016 was $50.2 million, up 72%, compared with $29.2 million in 2015. Non-GAAP operating income2 for the full year increased to $106.7 million, up 20%, compared with $89.0 million in 2015.
  GAAP net income for the full-year 2016 was $29.0 million, or $0.51 per diluted share, up 120%, compared with $13.2 million, or $0.23 per diluted share, in 2015. Adjusted non-GAAP net income2 for the full year was $62.8 million, or $1.10 per diluted share, up 24%, compared with $50.8 million, or $0.90 per diluted share, in 2015. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations was $88.8 million for the full-year 2016 compared with $88.6 million in 2015.
  Total cash, cash equivalents and marketable securities were $515.2 million at the end of 2016, an increase of $36.5 million, or 8%, compared with $478.7 million on December 31, 2015.

Additional Highlights

  Adjusted subscription backlog1 as of December 31, 2016 was $404 million, an increase of $70 million, or 21%, compared with $334 million a year ago. Adjusted subscription backlog, together with professional services revenue guidance, provides 87% coverage of total revenue based on the midpoint of our full-year 2017 total revenue guidance range.
  In 2016, Medidata closed enterprise platform deals with multiple top-25 pharmaceutical companies, including Bristol-Myers Squibb and Celgene. This continued adoption of the Medidata Clinical Cloud® further reinforces that it is the technology platform of choice for top life sciences companies looking to transform their drug development programs, and positions Medidata for long-term future growth.
  In February 2017, Medidata announced that it is adding regulated document and content management capabilities to the Medidata Clinical Cloud. Medidata is acquiring CHITA and partnering with Box to create the industry’s first integrated, end-to-end platform for all R&D content and data management.
  Medidata saw significant acceleration in its data analytics business with 16 deals signed in 2016, showing particular strength in Centralized Statistical Analytics (CSA), which was adopted by Bristol-Myers Squibb and Celgene.
  Medidata Payments®—the market’s only end-to-end, global payment solution to trigger, calculate and disburse payments around the globe—was recognized as the “Best Technological Development in Clinical Trials” at the 2016 Scrip Awards.
  Medidata added a record 288 new clients in 2016, an increase of 43% over 2015, including 66 new clients in the fourth quarter. Medidata's client base grew to 849 by the end of the year, up 39% from the end of 2015.
  79% of clients3 had committed to multiple products at the end of 2016, up from 67% at the end of 2015.

“Medidata is consistently delivering on its promise and outperformed its guidance for the full-year 2016,” said Rouven Bergmann, Medidata’s chief financial officer. “We enter 2017 with excellent momentum. Our subscription backlog provides strong visibility, giving us the confidence to target accelerated subscription revenue growth and significant profit expansion in our 2017 outlook."

Financial Outlook

For the full-year 2017, the Company now expects:

  Total revenue between $538 and $562 million, representing up to 21% year-over-year growth at constant currency.
  Professional services revenues of approximately $75 million.
  GAAP operating income between $61 and $69 million. Non-GAAP operating income, which excludes the impact of depreciation, amortization of intangible assets, and stock-based compensation expense, between $131 and $139 million.
  GAAP net income between $31 and $36 million. Adjusted non-GAAP net income, which excludes the impact of stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization, tax-affected at a 40% rate, between $69 and $74 million.
  While changes in the stock price could change the fully diluted share count, the Company is now assuming 58.2 million fully diluted shares.

The operating and net income measures above reflect the Company’s non-GAAP financial guidance and the corresponding GAAP equivalents to its guidance.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, February 23, 2017 by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 52493043. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is reinventing global drug development by creating the industry's leading cloud-based solutions for clinical research. Through our advanced applications and intelligent data analytics, Medidata helps advance the scientific goals of life sciences customers worldwide, including over 800 global pharmaceutical companies, innovative biotech, diagnostic and device firms, leading academic medical centers, and contract research organizations.

The Medidata Clinical Cloud® brings a new level of quality and efficiency to clinical trials that empower our customers to make more informed decisions earlier and faster. Our unparalleled clinical trial data assets provide deep insights that pave the way for future growth. The Medidata Clinical Cloud is the primary technology solution powering clinical trials for 17 of the world's top 25 global pharmaceutical companies, from study design and planning through execution, management and reporting.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2015. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.

(2) Non-GAAP Financial Information

Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(3) Excludes medical imaging-only customers.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues	(unaudited)		(unaudited)
Subscription	$105,981	$84,639	$394,269	$336,195
Professional services	18,491	14,230	69,112	56,311
Total revenues	124,472	98,869	463,381	392,506
Cost of revenues (1)(2)
Subscription	16,112	11,479	62,136	47,795
Professional services	13,544	10,429	50,473	41,993
Total cost of revenues	29,656	21,908	112,609	89,788
Gross profit	94,816	76,961	350,772	302,718
Operating costs and expenses:
Research and development (1)	28,072	23,697	112,595	92,319
Sales and marketing (1)(2)	28,434	27,230	109,290	103,153
General and administrative (1)	20,812	16,359	78,678	78,014
Total operating costs and expenses	77,318	67,286	300,563	273,486
Operating income	17,498	9,675	50,209	29,232
Interest and other income (expense):
Interest expense	(4,758)	(4,199)	(17,288)	(16,192)
Interest income	1,573	914	4,382	2,799
Other income (expense), net	19	1	11	(64)
Total interest and other expense, net	(3,166)	(3,284)	(12,895)	(13,457)
Income before income taxes	14,332	6,391	37,314	15,775
Provision for income taxes	3,492	(425)	8,331	2,608
Net income	$10,840	$6,816	$28,983	$13,167
Earnings per share:
Basic	$0.19	$0.13	$0.52	$0.25
Diluted	$0.19	$0.12	$0.51	$0.23
Weighted average common shares outstanding:
Basic	55,783	54,020	55,492	53,717
Diluted	57,637	56,768	57,249	56,540

(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$822	$1,235	$4,425	$5,040
Research and development	2,414	2,003	9,223	7,907
Sales and marketing	1,725	2,001	7,074	9,171
General and administrative	5,042	5,840	20,436	26,869
Total stock-based compensation	$10,003	$11,079	$41,158	$48,987
(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$314	$79	$1,021	$517
Sales and marketing	83	30	276	119
Total amortization of intangible assets	$397	$109	$1,297	$636

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Operating income:
GAAP operating income	$17,498	$9,675	$50,209	$29,232
GAAP operating margins	14.1%	9.8%	10.8%	7.4%
Stock-based compensation	10,003	11,079	41,158	48,987
Depreciation and amortization	4,448	2,881	15,349	10,822
Non-GAAP operating income	$31,949	$23,635	$106,716	$89,041
Non-GAAP operating margins	25.7%	23.9%	23.0%	22.7%
Net income:
GAAP net income	$10,840	$6,816	$28,983	$13,167
Stock-based compensation	10,003	11,079	41,158	48,987
Amortization	397	109	1,297	636
Non-cash interest expense on convertible senior notes (1)	3,550	3,363	13,914	13,180
Tax impact on add-back items (2)	(5,580)	(5,820)	(22,548)	(25,121)
Adjusted non-GAAP net income	$19,210	$15,547	$62,804	$50,849
GAAP basic earnings per share	$0.19	$0.13	$0.52	$0.25
GAAP diluted earnings per share	$0.19	$0.12	$0.51	$0.23
Adjusted non-GAAP basic earnings per share	$0.34	$0.29	$1.13	$0.95
Adjusted non-GAAP diluted earnings per share	$0.33	$0.27	$1.10	$0.90

(1) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the Company and the debt issuance costs do not represent a cash outflow for the Company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three and twelve months ended December 31, 2016 and 2015. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)
	December 31, 2016	December 31, 2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$93,519	$49,562
Marketable securities	281,285	220,126
Accounts receivable, net of allowance for doubtful accounts of $1,041 and $1,992, respectively	115,216	90,590
Prepaid commission expense	1,842	1,670
Prepaid expenses and other current assets	20,382	21,165
Deferred income taxes	6,536	88
Total current assets	518,780	383,201
Restricted cash	5,760	5,755
Furniture, fixtures and equipment, net	58,461	51,043
Marketable securities, long-term	140,418	209,041
Goodwill	30,780	18,797
Intangible assets, net	5,090	1,172
Deferred income taxes, long-term	40,415	12,128
Other assets	18,181	3,043
Total assets	$817,885	$684,180
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,202	$6,283
Accrued payroll and other compensation	29,260	23,744
Accrued expenses and other	20,958	15,469
Deferred revenue	75,911	75,582
Total current liabilities	132,331	121,078
Noncurrent liabilities:
1.00% convertible senior notes, net	263,401	249,487
Deferred revenue, less current portion	1,703	2,993
Deferred tax liabilities	322	414
Other long-term liabilities	18,138	26,052
Total noncurrent liabilities	283,564	278,946
Total liabilities	415,895	400,024
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 61,393 and 59,455 shares issued; 57,733 and 56,311 shares outstanding, respectively	614	594
Additional paid-in capital	418,497	364,973
Treasury stock, 3,660 and 3,144 shares, respectively	(114,204)	(100,806)
Accumulated other comprehensive loss	(5,276)	(3,404)
Retained earnings	102,359	22,799
Total stockholders' equity	401,990	284,156
Total liabilities and stockholders' equity	$817,885	$684,180

MEDIDATA SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	Twelve Months Ended December 31,
	2016	2015
Cash flows from operating activities:	(unaudited)
Net income	$28,983	$13,167
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,349	10,822
Stock-based compensation	41,158	48,987
Amortization of discounts or premiums on marketable securities	2,757	4,754
Deferred income taxes	5,895	(3,209)
Amortization of debt issuance costs	1,278	1,278
Amortization of debt discount	12,636	11,902
Provision for doubtful accounts	1,116	597
Loss on fixed asset disposal	3	—
Changes in operating assets and liabilities:
Accounts receivable	(25,172)	(34,513)
Prepaid commission expense	(2,108)	439
Prepaid expenses and other current assets	185	(9,058)
Other assets	(8,735)	2,715
Accounts payable	2,825	(502)
Accrued payroll and other compensation	7,343	6,014
Accrued expenses and other	14,220	712
Deferred revenue	(1,050)	28,617
Other long-term liabilities	(7,914)	5,872
Net cash provided by operating activities	88,769	88,594	(1)
Cash flows from investing activities:
Purchase of furniture, fixtures and equipment (2)	(25,656)	(19,017)
Purchase of available-for-sale marketable securities	(266,361)	(264,113)
Proceeds from sale of available-for-sale marketable securities	271,796	246,423
Purchase of cost method investment	(4,000)	—
Acquisition of business, net of cash acquired	(17,186)	—
Net decrease (increase) in restricted cash	149	(791)
Net cash used in investing activities	(41,258)	(37,498)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,495	6,686
Proceeds from employee stock purchase plan	6,864	6,009
Repayment of obligations under capital leases	—	(46)
Acquisition of treasury stock	(15,570)	(53,582)
Repayment of notes payable	(100)	(62)
Net cash used in financing activities	(3,311)	(40,995)	(1)
Effect of exchange rate changes on cash and cash equivalents	(243)	(56)
Net increase in cash and cash equivalents	43,957	10,045
Cash and cash equivalents - Beginning of period	49,562	39,517
Cash and cash equivalents - End of period	$93,519	$49,562

(1) As a result of the Company's early adoption of Accounting Standards Update No. 2016-09, which requires excess tax benefit on equity awards to be presented as an operating activity, the consolidated statement of cash flows for the twelve months ended December 31, 2015 has been adjusted to reflect an offsetting increase of $1,622 thousand to net cash provided by operating activities and net cash used in financing activities.

(2) Purchases of furniture, fixtures and equipment include capitalized software development and implementation costs of $3,262 thousand and $954 thousand for the twelve months ended December 31, 2016 and 2015, respectively.

CONTACT:
Medidata Solutions
Investor:
Anthony D’Amico, 732-767-4331
adamico@mdsol.com
or
Media Contact:
Nicole Pariser, 212-659-1069
npariser@mdsol.com